5                                                                    EXHIBIT 2.1

                            SHARE EXCHANGE AGREEMENT

                                      AMONG

                           THE ENCHANTED VILLAGE, INC.

                                    AS BUYER

                        KEATING REVERSE MERGER FUND, LLC

                            AS PRINCIPAL SHAREHOLDER

                                       AND

                            FAIRFORD HOLDINGS LIMITED

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                                 WITH RESPECT TO

                     RUILI GROUP RUIAN AUTO PARTS CO., LTD.

                                       AND

                            THE SELLING SHAREHOLDERS

                                  April 2, 2004


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                                TABLE OF CONTENTS

SHARE EXCHANGE AGREEMENT ..................................................... 1
W I T N E S S E T H: ......................................................... 1
ARTICLE I - EXCHANGE OF SHARES ............................................... 2
1.1   Incorporation of Recitals .............................................. 2
1.2   Exchange of Shares ..................................................... 2
1.3   Deposit of Funds ....................................................... 2
1.4   Closing. ............................................................... 2
ARTICLE II - REPRESENTATIONS AND WARRANTIES OF THE COMPANY ................... 2
2.1   Due Organization and Qualification; Subsidiaries; Due Authorization .... 3
2.2   No Conflicts or Defaults ............................................... 3
2.3   Capitalization ......................................................... 3
2.4   Financial Statements ................................................... 4
2.5   Further Financial Matters .............................................. 4
2.6   Taxes .................................................................. 4
2.7   Indebtedness; Contracts; No Defaults ................................... 5
2.8   Real Property .......................................................... 5
2.9   Compliance With Law .................................................... 5
2.10  Permits and Licenses ................................................... 5


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2.11  Litigation ............................................................. 6
2.12  Insurance .............................................................. 6
2.13  Certificate of Incorporation and By-laws; Minute Books ................. 6
2.14  Employee Benefit Plans ................................................. 6
2.15  Patents; Trademarks and Intellectual Property Rights ................... 7
2.16  Brokers ................................................................ 7
2.17  Affiliate Transactions ................................................. 7
2.18  Trading ................................................................ 7
2.19  Compliance ............................................................. 7
2.20  Filings ................................................................ 7
2.21  Consents ............................................................... 7
2.22  Schedules .............................................................. 7
2.23  Environmental Matters .................................................. 8
2.24  Representations and Warranties ......................................... 8
ARTICLE III - REPRESENTATIONS AND WARRANTIES OF THE SELLERS .................. 8
3.1   Due Organization and Qualification; Subsidiaries; Due Authorization .... 8
3.2   No Conflicts or Defaults ............................................... 9
3.3   Capitalization ......................................................... 9
3.4   Financial Statements ...................................................10
3.5   Further Financial Matters ..............................................10
3.6   Taxes ..................................................................10
3.7   Indebtedness; Contracts; No Defaults ...................................11
3.8   Real Property ..........................................................11


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3.9   Compliance with Law ................................................... 11
3.10  No Adverse Changes .................................................... 12
3.11  Litigation ............................................................ 12
3.12  Patents; Trademarks and Intellectual Property Rights .................. 12
3.13  Brokers ............................................................... 12
3.14  Purchase for Investment ............................................... 13
3.15  Investment Experience ................................................. 13
3.16  Information ........................................................... 13
3.17  Restricted Securities ................................................. 13
3.18  Permits and Licenses .................................................. 13
3.19  Assets Necessary to Business .......................................... 14
3.20  Governmental Permits .................................................. 14
3.21  Schedules ............................................................. 14
3.22  Representations and Warranties ........................................ 14
3.23  Insurance ............................................................. 14
ARTICLE IV - INDEMNIFICATION ................................................ 14
4.1   Indemnity of the Company and the Shareholder .......................... 14
4.2   Indemnity of the Sellers .............................................. 15
4.3   Indemnification Procedure ............................................. 15
ARTICLE V - DELIVERIES ...................................................... 15
5.1   Items to be delivered to the Sellers prior to or at the Closing by the Company ......................................................... 15
5.2   Items to be delivered to the Company prior to or at Closing by the Sellers ......................................................... 16
ARTICLE VI - CONDITIONS PRECEDENT ........................................... 16


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6.1   Conditions to Obligations of the Sellers .............................. 16
6.2   Conditions to Obligations of the Company .............................. 17
6.3   Conditions to Each Party's Obligations ................................ 18
6.4   Conduct of Business of the Company .................................... 18
6.5   Conduct of Business of the Ruili ...................................... 20
ARTICLE VII - TERMINATION AND RESCISSIION ................................... 21
7.1   Termination ........................................................... 21
7.2   Rescission ............................................................ 21
7.3   Event of Default ...................................................... 21
7.4   Procedure ............................................................. 21
ARTICLE VIII - MISCELLANEOUS ................................................ 22
8.1   Survival of Representations, Warranties and Agreements ................ 22
8.2   Access to Books and Records ........................................... 22
8.3   Further Assurances .................................................... 22
8.4   Notice ................................................................ 22
8.5   Entire Agreement ...................................................... 23
8.6   Successors and Assigns ................................................ 23
8.7   Governing Law ......................................................... 23
8.8   Counterparts .......................................................... 23
8.9   Construction .......................................................... 24
8.10  Severability .......................................................... 24
8.11  Arbitration ........................................................... 24
8.12  Antidilution .......................................................... 24


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8.13  Reporting Requirements .................................................24
8.14  Officers and Directors of the Company ..................................24
8.15  Confidentiality; Public Disclosure .....................................25
8.16  Notification of Certain Matters ........................................25
8.17  Currency ...............................................................25
8.18  Rules of Construction ..................................................25
8.19  Delivery of Schedules ..................................................25

                             DISCLOSURE ATTACHMENTS

SCHEDULE I - SELLERS' IDENTIFICATION

ITEM 2.3 - REGISTRATION RIGHTS

ITEM 2.4 - FINANCIAL STATEMENTS (Company)

ITEM 2.16 - BROKERS

ITEM 3.1 - SUBSIDIARIES

ITEM 3.4 - FINANCIAL STATEMENTS (Sellers')


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ITEM 3.5 - MATERIAL LIABILITIES

ITEM 3.7 - MATERIAL AGREEMENTS, ETC.

ITEM 3.11 - LITIGATION, ETC.

ITEM 3.23 - INSURANCE

ITEM 8.14 - DIRECTORS


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                            SHARE EXCHANGE AGREEMENT

      THIS SHARE EXCHANGE AGREEMENT, dated as of the 2nd day of April, 2004 (the "Agreement"), is by and among The Enchanted Village, Inc., a Delaware corporation (the "Company") and Keating Reverse Merger Fund, LLC (the "Shareholder") and ,Xiaoping Zhang Xiaofeng Zhang and Shuping Chi (collectively the "Sellers") and Fairford Holdings Limited, a Hong Kong limited liability corporation. Each of the Company, the Shareholder and the Sellers is referred to herein as a "Party," and they may be referred to collectively as "Parties."

                              W I T N E S S E T H:

      WHEREAS, the Sellers presently own all of the capital stock (the "Fairford Shares") of Fairford, which in turn owns 90% of the capital stock of Ruili Group Ruian Auto Parts Co., Ltd., a sino-foreign equity joint venture established pursuant to the Laws of the People's Republic of China on Chinese-Foreign Equity Joint Venture ("Ruili"); and,

      WHEREAS, Ruili received a License of Joint Venture from the State Administration of Industry and Commerce in Zhejiang Province on May 4, 2003 as amended on May 17, 2003; and

      WHEREAS, the Shareholder is a principal shareholder of the Company and will benefit by the transaction contemplated herein; and

      WHEREAS, the Company has authorized capital stock consisting of 50,000,000 shares of common stock ("Company Common Stock"), $0.002 par value, of which 4,982,200 shares are issued and outstanding as of the date of this Agreement and 1,000,000 shares of preferred stock ("Company Preferred Stock"), $1.00 par value, of which no shares are issued and outstanding as of the date of this Agreement; and

      WHEREAS, the Company desires to acquire from the Sellers, and the Sellers desire to sell to the Company, the Fairford Shares in exchange (the "Exchange") for the issuance by the Company of an aggregate of 1,000,000 shares of the Company's Preferred Stock, which is convertible into an aggregate of 194,305,800 shares of Company Common Stock, to be issued to the Sellers and/or their designees, as set forth in Schedule 1, on the terms and conditions set forth below; and


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      WHEREAS The Company will have 1,000,000 shares of Company Preferred Stock issued and outstanding as of the consummation of the Exchange which will be convertible, at a conversion ratio of 194.3058 shares of Company Common Stock for each share of Company Preferred Stock, into an aggregate of approximately 194,305,800 shares of Company Common Stock, on a fully diluted basis which will constitute approximately 97.5% of the Company's issued and outstanding common stock after giving effect to the Exchange; and

      WHEREAS, concurrently with the Exchange, the Sellers will make a cash payment in the amount of Three Hundred Twenty Thousand Dollars ($320,000.00 USD) to Keating Securities, LLC ("Keating Securities") in consideration of financial services rendered to the Company; and

      WHEREAS, the Parties agree that this Agreement constitutes the sole and entire agreement by and among the Parties with respect to the Exchange and the matters contained herein and that this Agreement and the terms and conditions hereof supercede and take precedence over any and all prior agreements by and among the Parties whether in English or in Chinese;

      NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties and agreements set forth herein, the Parties hereto agree as follows:

                         ARTICLE I - EXCHANGE OF SHARES

      1.1 Incorporation of Recitals: The provisions and recitals set forth above are hereby referred to and incorporated herein and made a part of this Agreement by reference.

      1.2 Exchange of Shares. Subject to the terms and conditions of this Agreement and the Escrow Agreement, on the Closing Date (as hereinafter defined):

            (a) the Company shall issue (and deliver to the Escrow Agent, as defined in the Escrow Agreement) to each of the Sellers and/or their designees, and to the Financial Consultants respectively, an aggregate of 1,000,000 newly issued shares of Company Preferred Stock in the names and denominations as set forth on Schedule 1 hereto, and

            (b) each Seller agrees to deliver to the Escrow Agent, (i) original stock certificates evidencing the number of issued shares of Fairford as set forth opposite such Seller's name on Schedule 1 hereto along with appropriately executed transfer documents in favor of the Company, in order to effectively vest in the Company all right, title and interest in and to the Fairford Shares.


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      1.3 Deposit of Funds.

            (a) On the Closing Date, the Sellers shall transfer by wire transfer to Keating Securities, funds in the amount of Three Hundred Twenty Thousand Dollars ($320,000.00 USD) in consideration of financial services rendered by it to the Company.

      1.4 Closing. The closing of the Exchange contemplated hereby (the "Closing") shall take place as practicable after the date hereof (the "Closing Date") upon the satisfaction of the terms set forth in Article V below. All parties agree that all representations, covenants and warranties set forth herein shall be true and correct as of the Closing Date and the same shall be as condition to Closing.

           ARTICLE II - REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      The Company and the Shareholder jointly and severally represent and warrant to the Sellers and to Fairford that now and/or as of the Closing:

      2.1 Due Organization and Qualification; Subsidiaries; Due Authorization.

            (a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of formation, with full corporate power and authority to own, lease and operate its respective business and properties and to carry on its respective business in the places and in the manner as presently conducted. The Company is in good standing as a foreign corporation in each jurisdiction in which the properties owned, leased or operated, or the business conducted, by it requires such qualification except for any failure, which when taken together with all other failures, is not likely to have a material adverse effect on the business of the Company, taken as a whole.

            (b) The Company does not have any subsidiaries and does not own, directly or indirectly, any capital stock, equity or interest in any corporation, firm, partnership, joint venture or other entity.

            (c) The Company has all requisite corporate power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated hereby and thereby. The Company has taken all corporate action necessary for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and this Agreement constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms, except as may be affected by bankruptcy, insolvency, moratoria or other similar laws affecting the enforcement of creditors' rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought. This Agreement, the Actions, and the transactions contemplated hereby have been unanimously approved by the Board of Directors of the Company and by the holders of a majority of the outstanding shares of Common Stock of the Company.

      2.2 No Conflicts or Defaults. The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby do not and shall not (a) contravene the Certificate of Incorporation or By-laws of the Company or (b) with or without the giving of notice or the passage of time
(i) violate, conflict with, or result in a breach of, or a default or loss of rights under, any material covenant, agreement, mortgage, indenture, lease, instrument, permit or license to which the Company is a party or by which the Company is bound, or any judgment, order or decree, or any law, rule or regulation to which the Company is subject, (ii) result in the creation of, or give any party the right to create, any lien, charge, encumbrance or any other right or adverse interest ("Liens") upon any of the assets of the Company, (iii) terminate or give any party the right to terminate, amend, abandon or refuse to perform, any material agreement, arrangement or commitment to which the Company is a party or by which the Company's assets are bound, or (iv) accelerate or modify, or give any party the right to accelerate or modify, the time within which, or the terms under which, the Company is to perform any duties or obligations or receive any rights or benefits under any material agreement, arrangement or commitment to which it is a party.

      2.3 Capitalization. The authorized capital stock of the Company, immediately prior to giving effect to the Exchange is 1,000,000 shares of preferred stock, none of which is issued and outstanding, and 50,000,000 shares of Common Stock, par value $0.002 per share, of which 4,982,200 shares (the "Company Shares") are as of the date hereof, issued and outstanding. All of the Company Shares and those shares of Company Preferred Stock when issued in accordance


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with the terms hereof, will be, duly authorized, validly issued, fully paid and nonassessable, and have not been or, with respect to the Company Shares, and those shares of Company Preferred Stock when issued in accordance with the terms hereof will not be issued in violation of any preemptive right of stockholders. The Company Shares are not, and those shares of Company Preferred Stock when issued in accordance with the terms hereof will not be, subject to any preemptive or subscription right. There is no outstanding voting trust agreement or other contract, agreement, arrangement, option, warrant, call, commitment or other right of any character obligating or entitling the Company to issue, sell, redeem or repurchase any of its securities, and there is no outstanding security of any kind convertible into or exchangeable for Common Stock, nor has the Company, or any of its agents orally agreed to issue any of the foregoing. The Board of Directors of the Company has unanimously approved a resolution authorizing the Actions. There are no declared or accrued unpaid dividends with respect to any shares of the Company's Common Stock. The Company has granted registration rights to certain of its shareholders as more fully set forth in the Minutes of the Company's Board of Directors and a Registration Rights Agreement executed in accordance with the Board of Directors resolutions as set forth in Item 2.3 of the Disclosure Schedule The Company has never adopted or maintained any stock option plans or other plan providing for equity compensation of any person. There are no outstanding shares of Company Common Stock that are subject to vesting. The Company has no other capital stock authorized, issued or outstanding.

      2.4 Financial Statements.

            (a) Item 2.4 of the Disclosure Schedule to this Agreement includes copies the balance sheets of the Company at January 31, 2003 and 2002, and the related statements of operations and stockholders' cash flows for the fiscal years then ended, including the notes thereto, as audited by Hein & Associates LLP and Went & Ender CPA, P.C. independent accountants. All the Company's existing financial statements, together with the notes thereto, have been prepared in accordance with U.S. generally accepted accounting principles applied on a basis consistent throughout all periods presented. These Company existing financial statements present fairly the financial position of the Company as of the dates and for the periods indicated. The books of account and other financial records of the Company have been maintained in accordance with good business practices.

      2.5 Further Financial Matters. The Company does not have any (a) assets of any kind or (b) liabilities or obligations, whether secured or unsecured, accrued, determined, absolute or contingent, asserted or unasserted or otherwise, which are required to be reflected or reserved in a balance sheet or the notes thereto under generally accepted accounting principles, and which are not reflected in the Company Financial Statements.

      2.6 Taxes. The Company has filed all United States federal, state, county, local and foreign, national, provincial and local returns and reports which were required to be filed on or prior to the Closing Date hereof in respect of all income, withholding, franchise, payroll, excise, property, sales, use, value-added or other taxes or levies, imposts, duties, license and registration fees, charges, assessments or withholdings of any nature whatsoever (together, "Taxes"), and has paid all Taxes (and any related penalties, fines and interest) which have become due pursuant to such returns or reports or pursuant to any assessment which has become payable, or, to the extent its liability for any Taxes (and any related penalties, fines and interest) has not been fully discharged, the same have been properly reflected as a liability on the books and records of the Company and adequate reserves therefore have been established. All such returns and reports


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filed on or prior to the date hereof have been properly prepared and are true, correct (and to the extent such returns reflect judgments made by the Company, as the case may be, such judgments were reasonable under the circumstances) and complete in all material respects. The amount shown on the Company's most recent balance sheet as provision for taxes is sufficient in all material respects to pay all accrued and unpaid federal, state, local and foreign taxes for the period then ended and all prior periods. No tax return or tax return liability of the Company has been audited or, presently under audit. The Company has not given or been requested to give waivers of any statute of limitations relating to the payment of any Taxes (or any related penalties, fines and interest). There are no claims pending or, to the knowledge of the Company, threatened, against the Company for past due Taxes. All payments for withholding taxes, unemployment insurance and other amounts required to be paid for periods prior to the date hereof to any governmental authority in respect of employment obligations of the Company, including, without limitation, amounts payable pursuant to the Federal Insurance Contributions Act, have been paid or shall be paid prior to the Closing and have been duly provided for on the books and records of the Company and in the Financial Statements.

      2.7 Indebtedness; Contracts; No Defaults.

            (a) The Company has no material instruments, agreements, indentures, mortgages, guarantees, notes, commitments, accommodations, letters of credit or other arrangements or understandings, whether written or oral, to which the Company is a party.

            (b) Neither the Company, nor, to the Company's knowledge, any other person or entity is in breach, or in default under any contract, agreement, arrangement, commitment or plan to which the Company is a party, and no event or action has occurred, is pending or is threatened, which, after the giving of notice, passage of time or otherwise, would constitute or result in such a breach or default by the Company or, to the knowledge of the Company, any other person or entity. The Company has not received any notice of default under any contract, agreement, arrangement, commitment or plan to which it is a party, which default has not been cured to the satisfaction of, or duly waived by, the party claiming such default on or before the date hereof.

      2.8 Real Property. The Company does not own or lease any real property.
2.9 Compliance With Law.

            (a) The Company is not conducting its respective business or affairs in violation of any applicable federal, state or local law, ordinance, rule, regulation, court or administrative order, decree or process, or any requirement of insurance carriers. The Company has not received any notice of violation or claimed violation of any such law, ordinance, rule, regulation, order, decree, process or requirement.

            (b) The Company is in compliance with all applicable federal, state, local and foreign laws and regulations. There are no claims, notices, actions, suits, hearings, investigations, inquiries or proceedings pending or, to the knowledge of the Company, threatened against the Company, and there are no past or present conditions that the Company has reason to believe are likely to give rise to any material liability or other obligations of the Company under any circumstances.

      2.10 Permits and Licenses. The Company has all certificates of occupancy, rights, permits, certificates, licenses, franchises, approvals and other authorizations as are reasonably


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necessary to conduct its respective business and to own, lease, use, operate and occupy its assets, at the places and in the manner now conducted and operated, except those the absence of which would not materially adversely affect its respective business. The Company has not received any written or oral notice or claim pertaining to the failure to obtain any material permit, certificate, license, approval or other authorization required by any federal, state or local agency or other regulatory body, the failure of which to obtain would materially and adversely affect its business.

      2.11 Litigation.

            (a) There is no claim, dispute, action, suit, inquiry, proceeding or investigation pending or, to the knowledge of the Company, threatened, against or affecting the business of the Company, or challenging the validity or propriety of the transactions contemplated by this Agreement, at law or in equity or admiralty or before any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, nor has any such claim, dispute, action, suit, proceeding or investigation been pending or threatened, during the 12 month period preceding the date hereof;

            (b) There is no outstanding judgment, order, writ, ruling, injunction, stipulation or decree of any court, arbitrator or federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, against or affecting the business of the Company; and

            (c) The Company has not received any written or verbal inquiry from any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality concerning the possible violation of any law, rule or regulation or any matter disclosed in respect of its business.

      2.12 Insurance. The Company does not currently maintain any form of insurance.

      2.13 Certificate of Incorporation and By-laws; Minute Books. The copies of the Certificate of Incorporation and By-laws (or similar governing documents) of the Company, and all amendments to each are true, correct and complete. The minute books of the Company contain true and complete records of all meetings and consents in lieu of meetings of their respective Board of Directors (and any committees thereof), or similar governing bodies, since the time of their respective organization. The stock books of the Company are true, correct and complete.

      2.14 Employee Benefit Plans. The Company does not maintain, nor has the Company maintained in the past, any employee benefit plans ("as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any plans, programs, policies, practices, arrangements or contracts (whether group or individual) providing for payments, benefits or reimbursements to employees of the Company, former employees, their beneficiaries and dependents under which such employees, former employees, their beneficiaries and dependents are covered through an employment relationship with the Company, any entity required to be aggregated in a controlled group or affiliated service group with the Company for purposes of ERISA or the Internal Revenue Code of 1986 (the "Code") (including, without limitation, under Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA, at any relevant time ("Benefit Plans").


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      2.15 Patents; Trademarks and Intellectual Property Rights. The Company
does not own or possess any patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, Internet web site(s) or proprietary rights of any nature. The business conducted by the Company has not and will not cause the Company to infringe or violate any of the patents, trademarks, service marks, trade names, copyrights, mask-works, licenses, trade secrets, processes, data, know-how or other intellectual property rights of any other Person.

      2.16 Brokers. Except as set forth in Item 2.16 of the Disclosure Schedule, all negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by the Company directly with the Sellers without the intervention of any person on behalf of the Company in such a manner as to give rise to any valid claim by any person against any Seller for a finder's fee, brokerage commission or similar payment.

      2.17 Affiliate Transactions. Neither the Company nor any officer, director or employee of the Company (or any of the relatives or Affiliates of any of the aforementioned Persons) is a party to any agreement, contract, commitment or transaction with the Company or affecting the business of the Company, or has any interest in any property, whether real, personal or mixed, or tangible or intangible, used in or necessary to the Company which will subject the Company, the Sellers and/or Fairford to any liability or obligation from and after the Closing Date.

      2.18 Trading. The Company Common Stock is currently listed for trading on the OTC Bulletin Board (the "Bulletin Board"), and the Company has received no notice that its Common Stock is subject to being delisted therefrom.

      2.19 Compliance. The Company has complied with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the Securities Act of 1933, as amended (the "Securities Act"), and is current in its filings under the Exchange Act and the Securities Act.

      2.20 Filings. To the knowledge of the Company, none of the filings made by the Company under the Securities Act or the Exchange Act make any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

      2.21 Consents. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or other foreign governmental authority, instrumentality, agency or commission ("Governmental Entity") is required by or with respect to the Company in connection with the execution and delivery of this Agreement and any related agreements to which the Company is a party or the consummation of the transactions contemplated hereby and thereby, except for such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable securities laws.

      2.22 Schedules. All lists or other statements, information or documents set forth in, attached to any Schedule provided pursuant to this Agreement or delivered hereunder shall be deemed to be representations and warranties by the Company with the same force and effect as if


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such lists, statements, information and documents were set forth herein. Any list, statement, document or any information set forth in, attached to any Schedule provided pursuant to this Agreement or delivered hereunder shall not be deemed to constitute disclosure for any other Schedule provided pursuant to this Agreement unless specific cross reference is made and shall survive after closing.

      2.23 Environmental Matters. The Company has never: (i) operated any underground storage tanks at any property that the Company has at any time owned, operated, occupied or leased; or (ii) illegally released any material amount of any substance that has been designated by any Governmental Entity or by applicable foreign, federal, state, or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, and urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws), but excluding office and janitorial supplies properly and safely maintained

      2.24 Representations and Warranties. The representations and warranties of the Company included in this Agreement and any list, statement, document or information set forth in, attached to any Schedule provided pursuant to this Agreement or delivered hereunder, are true and complete in all material respects and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading, under the circumstance under which they were made and shall survive after closing as set forth herein.

           ARTICLE III- REPRESENTATIONS AND WARRANTIES OF THE SELLERS

      Each of the Sellers and Fairford represent and warrant to the Company that now and/or as of the Closing:

      3.1 Due Organization and Qualification; Subsidiaries; Due Authorization.

            (a) Each of Fairford and Ruili is a company duly organized, validly existing and in good standing under the laws of its jurisdiction of formation, with full corporate power and authority to own, lease and operate its business and properties and to carry on its business in the places and in the manner as presently conducted or proposed to be conducted. Each of Fairford and Ruili is in good standing as a foreign corporation in each jurisdiction in which the properties owned, leased or operated, or the business conducted, by it require such qualification except for any such failure, which when taken together with all other failures, is not likely to have a material adverse effect on the business of Fairford taken as a whole. This Agreement and the transactions contemplated hereby have been unanimously approved by the Board of Directors of Fairford and Ruili.

            (b) Fairford does not own, directly or indirectly, any capital stock, equity or interest in any corporation, firm, partnership, joint venture or other entity, other than those (each, a "Subsidiary" and together, the "Subsidiaries") set forth in Item 3.1 of the Disclosure Schedule.

Except as set forth in Statement, each Subsidiary is wholly owned by Fairford, all the outstanding shares of capital stock of each Subsidiary are owned free and clear of all liens, there is no contract, agreement, arrangement, option, warrant, call, commitment or other right of any character obligating or entitling any Subsidiary to issue, sell, redeem or repurchase any of its securities, and there is no outstanding security of any kind convertible into or exchangeable for securities of Fairford.

            (c) Each of the Sellers and Fairford has all requisite power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated hereby and thereby. Each of the Sellers and Fairford has taken all action necessary for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and this Agreement constitutes the valid and binding obligation of each of the Sellers and Fairford, enforceable, respectively, against each of the Sellers and Fairford in accordance with its terms, except as may be affected by bankruptcy, insolvency, moratoria or other similar laws affecting the enforcement of creditors' rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

      3.2 No Conflicts or Defaults. The execution and delivery of this Agreement by, each of the Sellers and Fairford and the consummation of the transactions contemplated hereby do not and shall not

            (a) contravene the governing documents of said Seller and/or Ruili, or (b) with or without the giving of notice or the passage of time, (1) violate, conflict with, or result in a breach of, or a default or loss of rights under, any material covenant, agreement, mortgage, indenture, lease, instrument, permit or license to which Fairford, any of the Subsidiaries or any Seller is a party or by which Fairford, any of the Subsidiaries or any Seller or any of their respective assets are bound, or any judgment, order or decree, or any law, rule or regulation to which Fairford, any of the Subsidiaries or any Seller or any of their respective assets are subject, (2) result in the creation of, or give any party the right to create, any lien upon any of the assets of Fairford or any of the Subsidiaries, (3) terminate or give any party the right to terminate, amend, abandon or refuse to perform, any material agreement, arrangement or commitment to which Fairford or any of the Subsidiaries is a party or by which Fairford or any of the Subsidiaries or any of their respective assets are bound, or (4) accelerate or modify, or give any party the right to accelerate or modify, the time within which, or the terms under which Fairford or any of the Subsidiaries is to perform any duties or obligations or receive any rights or benefits under any material agreement, arrangement or commitment to which it is a party.

      3.3 Capitalization. The outstanding capital stock of Fairford consists of 1,000 shares, par value $1.00. Set forth in Schedule 1 is a list of all holders of the capital stock of Fairford, setting forth their names, addresses and number of shares owned as of the Closing. All of the outstanding shares of Fairford are, and the Fairford Shares when transferred in accordance with the terms hereof, will be, duly authorized, validly issued, fully paid and nonassessable, and have not been, or with respect to Fairford Shares will not be, transferred in violation of any rights of third parties. The Fairford Shares are not subject to any preemptive or subscription right, any voting trust agreement or other contract, agreement, arrangement, option, warrant, call, commitment or other right of any character obligating or entitling Fairford to issue, sell, redeem or repurchase any of its securities, and there is no outstanding security of any kind convertible into or exchangeable for Common Stock. All of the Fairford Shares are owned of record and beneficially by the Sellers free and clear of any liens, claims, encumbrances, or restrictions of any kind. The transfer and delivery of the Fairford Shares, as contemplated by this Agreement, will be sufficient to transfer good and marketable record and beneficial title to the Fairford Shares, free and clear of liens, claims, encumbrances, and restrictions of any kind.

      3.4 Financial Statements. The Sellers have delivered to the Company a copy of the audited consolidated balance sheets of Ruili at December 31, 2002 and 2003 and the related statements of operations, change in stockholders' equity and cash flows for the years then ended, including the notes thereto with convenience conversion into US Dollars (all such statements being the "Ruili Financial Statements") as set forth in Item 3.4 of the Disclosure Schedule. The Ruili Financial Statements, together with the notes thereto, have been audited by an independent certified public accounting firm, Clancy and Co., P.L.L.C., and have been prepared in accordance with United States generally accepted accounting standards applied on a basis consistent throughout all the years presented. The Ruili Financial Statements present fairly and accurately the financial position of Ruili and as of the dates and for the years indicated. The books of account and other financial records of Ruili have been maintained in accordance with good business practices.

      3.5 Further Financial Matters. Except as set forth in Item 3.5 of the Disclosure Schedule, neither Fairford, Ruili, nor any of its Subsidiaries has any liabilities or obligations, whether secured or unsecured, accrued, determined, absolute or contingent, asserted or unasserted or otherwise, which are required to be reflected or reserved in a balance sheet or the notes thereto under generally accepted accounting principles, but which are not reflected in the Ruili Financial Statements.

      3.6 Taxes. Fairford and Ruili have filed all returns and reports which were required to be filed on or prior to the date hereof, and have paid all Taxes (and any related penalties, fines and interest) which have become due pursuant to such returns or reports or pursuant to any assessment which has become payable, or, to the extent its liability for any Taxes (and any related penalties, fines and interest) has not been fully discharged, the same have been properly reflected as a liability on the books and records of Fairford and Ruili and adequate reserves therefore have been established. All such returns and reports filed on or prior to the date hereof have been properly prepared and are true, correct (and to the extent such returns reflect judgments made by Fairford and Ruili such judgments were reasonable under the circumstances) and complete in all material respects. Except as indicated in Item 3.6 of the Disclosure Schedule, no extension for the filing of any such return or report is currently in effect. Except as indicated in Item 3.6 of the Disclosure Schedule, no tax return or tax return liability of Fairford or Ruili has been audited or, presently is under audit. All taxes and any penalties, fines and interest which have been asserted to be payable as a result of any audits have been paid. Except as indicated in Item 3.6 of the Disclosure Schedule, neither Fairford nor Ruili has given or been requested to give waivers of any statute of limitations relating to the payment of any Taxes (or any related penalties, fines and interest). There are no claims pending for past due Taxes. Except as indicated in Item 3.6 of the Disclosure Schedule, all payments for withholding taxes, unemployment insurance and other amounts required to be paid for periods prior to the date hereof to any governmental authority in respect of employment obligations of Ruili have been paid or shall be paid prior to the Closing and have been duly provided for on the books and records of Ruili and in the Ruili Financial Statements.

      3.7 Indebtedness; Contracts; No Defaults.

            (a) Item 3.7 of the Disclosure Schedule sets forth a true, complete and correct list of all material instruments, agreements, indentures, mortgages, guarantees, notes, commitments, accommodations, letters of credit or other arrangements or understandings, whether written or oral, to which Fairford is a party (collectively, the "Operating Agreements"). An agreement shall not be considered material for the purposes of this Section 3.7(a) if it provides for expenditures or receipts of less than One Hundred Thousand Dollars($100,000.00
USD) and has been entered into by Fairford in the ordinary course of business. The Operating Agreements constitute all of the contracts, agreements, understandings and arrangements required for the operation of Fairford's business of manufacturing automotive parts or which have a material effect thereon.

            (b) Except as disclosed in Item 3.7 of the Disclosure Schedule, Ruili nor to the best of Sellers' knowledge, any other person or entity is in breach in any material respect of, or in default in any material respect under, any material contract, agreement, arrangement, commitment or plan to which Ruili is a party, and no event or action has occurred, is pending or is threatened, which, after the giving of notice, passage of time or otherwise, would constitute or result in such a material breach or material default by Ruili or to the knowledge of the Sellers any other person or entity. Ruili has received any notice of default under any contract, agreement, arrangement, commitment or plan to which it is a party, which default has not been cured to the satisfaction of, or duly waived by, the party claiming such default on or before the date hereof.

      3.8 Real Property. Item 3.8 of the Disclosure Schedule sets forth all of the real property that Ruili owns or leases.

      3.9 Compliance with Law.

            (a) Ruili is conducting its business and affairs in material compliance with all applicable law, ordinance, rule, regulation, court or administrative order, decree or process, or any requirement of insurance carriers material to its business. Ruili has not received any notice of violation or claimed violation of any such law, ordinance, rule, regulation, order, decree, process or requirement.

            (b) Ruili is in compliance in all material respects with all applicable, local and governmental laws and regulations relating to the protection of the environment and human health. There are no claims, notices, actions, suits, hearings, investigations, inquiries or proceedings pending or threatened against Ruili that are based on or related to any environmental matters or the failure to have any required environmental permits, and there are no past or present conditions with respect to which Ruili has reason to believe are likely to give rise to any material liability or other obligations of Ruili under any environmental laws.

      3.10 No Adverse Changes. Except as set forth in Item 3.10 of the Disclosure Schedule, since the date of the Most Recent Quarter End, there has not been (a) any material adverse change in the business, prospects, the financial or other condition, or the respective assets or liabilities of Ruili as reflected in the Ruili Financial Statements, (b) any material loss sustained by Ruili including, but not limited to any loss on account of theft, fire, flood, explosion, accident or other calamity, whether or not insured, which has materially and adversely interfered, or may materially and adversely interfere, with the operation of Ruili's business, or (c) any event, condition or state of facts, including, without limitation, the enactment, adoption or promulgation of any law, rule or regulation, the occurrence of which materially and adversely does or would affect the results of operations or the business or financial condition of Ruili.

      3.11 Litigation.

            (a) Except as set forth in Item 3.11 of the Disclosure Schedule, there is no claim, dispute, action, suit, proceeding or investigation pending or, to the knowledge of the Sellers, threatened, against or affecting the business of Ruili or challenging the validity or propriety of the transactions contemplated by this Agreement, at law or in equity or admiralty or before any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, nor to the knowledge of Sellers, has any such claim, dispute, action, suit, proceeding or investigation been pending or threatened, during the 12 month period preceding the date hereof;

            (b) There is no outstanding judgment, order, writ, ruling, injunction, stipulation or decree of any court, arbitrator or federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, against or materially affecting the business of Ruili; and

            (c) Ruili has received any written or verbal inquiry from any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality concerning the possible violation of any law, rule or regulation or any matter disclosed in respect of its business.

      3.12 Patents; Trademarks and Intellectual Property Rights. Ruili owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, internet web site(s) proprietary rights and processes necessary for its business as now conducted without any conflict with or infringement of the rights of others. There are no outstanding options, licenses or agreements of any kind relating to the foregoing, and Ruili is not bound by, or a Party to, any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity.

      3.13 Brokers. Except as set forth on Item 3.13 of the Disclosure Schedule, all negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by the Sellers directly with the Company without the intervention of any person on behalf of the Sellers in such a manner as to give rise to any valid claim by any person against any Seller or Fairford for a finder's fee, brokerage commission or similar payment.

      3.14 Purchase for Investment.

            (a) Each Seller is acquiring the Company Shares for investment for Sellers own account and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and such Sellers have no present intention of selling, granting any participation in, or otherwise distributing the same. Each Seller further represent that he does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Company Shares.

            (b) Each Seller understands that the Company Shares are not registered under the Act on the ground that the sale and the issuance of securities hereunder is exempt from registration under the Act pursuant to
Section 4(2) thereof, and that the Company's reliance on such exemption is predicated on Sellers' representations set forth herein. Each Seller represents that he is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D under the Act. Sellers acknowledge that neither the Securities and Exchange Commission, nor the securities regulatory body of any state has received, considered or passed upon the accuracy or adequacy of the information and representations made in this Agreement.

      3.15 Investment Experience. Each Seller acknowledges that he can bear the economic risk of their respective investments, and each has such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of the investment in the Company Shares.

      3.16 Information. The Sellers have carefully reviewed such information as each Seller deemed necessary to evaluate an investment in the Company Shares. To the full satisfaction of each Seller, it has been furnished all materials that it has requested relating to the Company and the issuance of the Company Shares hereunder, and each Seller has been afforded the opportunity to ask questions of representatives of the Company to obtain any information necessary to verify the accuracy of any representations or information made or given to the Sellers. Notwithstanding the foregoing, nothing herein shall derogate from or otherwise modify the representations and warranties of the Company set forth in this Agreement, on which each of the Sellers has relied in making an exchange of the Fairford Shares for the Company Shares.

      3.17 Restricted Securities. Each Seller understands that the Company Shares may not be sold, transferred, or otherwise disposed of without registration under the Act or an exemption there from, and that in the absence of an effective registration statement covering the Company Shares or any available exemption from registration under the Act, the Company Shares must be held indefinitely. Each Seller is aware that the Company Shares may not be sold pursuant to Rule 144 promulgated under the Act unless all of the conditions of that Rule are met. Among the conditions for use of Rule 144 may be the availability of current information to the public about the Company.

      3.18 Permits and Licenses. Ruili has all certificates of occupancy, rights, permits, certificates, licenses, franchises, approvals and other authorizations as are reasonably necessary to conduct its business and to own, lease, use, operate and occupy its assets, at the places and in the manner now conducted and operated, except those the absence of which would not materially adversely affect its business. Ruili has not received any written or oral notice or claim pertaining to the failure to obtain any material permit, certificate, license, approval or other authorization required by any federal, state or local agency or other regulatory body, the failure of which to obtain would materially and adversely affect their business.

      3.19 Assets Necessary to Business. Ruili owns or leases all properties and assets, real, personal, and mixed, tangible and intangible, and is a party to all licenses, permits and other agreements necessary to permit it to carry on its business as presently conducted.

      3.20 Governmental Permits. Ruili possesses all licenses, permits and other authorizations necessary to own or lease and operate its properties and to conduct its business as now conducted. All of such licenses, permits and authorizations are hereinafter collectively the "Permits."

      3.21 Schedules. All lists or other statements, information or documents set forth in, attached to any Schedule provided pursuant to this Agreement or delivered hereunder shall be deemed to be representations and warranties by Fairford and Ruili with the same force and effect as if such lists, statements, information and documents were set forth herein. Any list, statement, document or any information set forth in, attached to any Schedule provided pursuant to this Agreement or delivered hereunder shall not be deemed to constitute disclosure for any other Schedule provided pursuant to this Agreement unless specific cross reference is made.

      3.22 Representations and Warranties. The representations and warranties of Fairford, included in this Agreement and any list, statement, document or information set forth in, attached to any Schedule provided pursuant to this Agreement or delivered hereunder, are true and complete in all material respects and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading, under the circumstance under which they were made.

      3.23 Insurance. Item 3.23 of the Disclosure Schedule sets forth a true, correct and complete of all insurance policies maintained by Fairford including name of insurance carrier, policy number, policy coverage and respective coverage amounts.

                           ARTICLE IV- INDEMNIFICATION

      4.1 Indemnity of the Company and the Shareholder. The Company and the Shareholder each agree to jointly and severally defend, indemnify and hold harmless each Seller from and against, and to reimburse each Seller with respect to, all liabilities, losses, costs and expenses, including, without limitation, reasonable attorneys' fees and disbursements (collectively the "Losses") asserted against or incurred by such Seller by reason of, arising out of, or in connection with, any material breach of any representation or warranty contained in the Agreement made by the Company or any document or certificate delivered by the Company or the Shareholder pursuant to this Agreement or in connection with the transaction contemplated hereby. All claims to be asserted hereunder must be made by the first anniversary of the Closing.

      4.2 Indemnity of the Sellers. Each of the Sellers agrees to jointly and severally defend, indemnify and hold harmless the Company from and against, and to reimburse the Company with respect to, all liabilities, losses, costs and expenses, including, without limitation, reasonable attorneys' fees and disbursements, asserted against or incurred by the Company by reason of, arising out of, or in connection with any material breach of any representation or warranty contained in this Agreement and made by the applicable Seller or in any document or certificate delivered by the applicable Seller pursuant to the provisions of this Agreement or in connection with the transactions contemplated hereby, it being understood that each Seller shall have responsibility hereunder only for the representations and warranties made by such Seller. All claims to be asserted hereunder must be made by the first anniversary of the Closing.

      4.3 Indemnification Procedure. A party (an "Indemnified Party") seeking indemnification shall give prompt notice to the other party (the "Indemnifying Party") of any claim for indemnification arising under this Article 4. The Indemnifying Party shall have the right to assume and to control the defense of any such claim with counsel reasonably acceptable to such Indemnified Party, at the Indemnifying Party's own cost and expense, including the cost and expense of reasonable attorneys' fees and disbursements in connection with such defense, in which event the Indemnifying Party shall not be obligated to pay the fees and disbursements of separate counsel for such in such action. In the event, however, that such Indemnified Party's legal counsel shall determine that defenses may be available to such Indemnified Party that are different from or in addition to those available to the Indemnifying Party, in that there could reasonably be expected to be a conflict of interest if such Indemnifying Party and the Indemnified Party have common counsel in any such proceeding, or if the Indemnified Party has not assumed the defense of the action or proceedings, then such Indemnifying Party may employ separate counsel to represent or defend such Indemnified Party, and the Indemnifying Party shall pay the reasonable fees and disbursements of counsel for such Indemnified Party. No settlement of any such claim or payment in connection with any such settlement shall be made without the prior consent of the Indemnifying Party which consent shall not be unreasonably withheld.

                             ARTICLE V - DELIVERIES

      5.1 Items to be delivered to the Sellers prior to or at the Closing by the Company.

            (a) Full and complete responses to the due diligence request of the Sellers including but not limited to the following: (1) articles of incorporation and amendments thereto, by-laws and amendments thereto, certificate of good standing in the Company's state of incorporation; (2) all minutes and resolutions of the board of directors and of the shareholders (and meetings of shareholders) in possession of the Company; (3) shareholder list of the Company; (4) all financial statements and tax returns in possession of the Company, including the financial statements required in Section 2.4;

            (b) all applicable schedules hereto;

            (c) resolution from the Company's current directors appointing Sellers' designees to the Company's Board of Directors; (d) letters of resignation from the Company's current officers and directors to be effective upon Closing and confirming that they have no claim against the Company in respect of any outstanding remuneration or fees of whatever nature to be effective upon closing and after the appointments described in this section; (e) certificates representing 1,000,000 Company Preferred Shares to the Sellers and/or their designees and the Financial Consultants issued in the denominations as set forth opposite their respective names on Schedule 1 to this Agreement, duly authorized, validly issued, fully paid for and non-assessable; (f) copies of board, and shareholder resolutions certified by the President or Chief Executive Officer of the Company, approving this transaction and authorizing the issuances of the shares hereto; (g) any other document reasonably requested by the Sellers that the Sellers deems necessary for the consummation of this transaction;

      5.2 Items to be delivered to the Company prior to or at Closing by the Sellers.

            (a) Full and complete responses to the due diligence request list of the Company, including Officer and Director Questionnaires completed by each of the Sellers' designees and delivered to the Company.

            (b) all applicable schedules hereto;

            (c) instructions from the Sellers appointing designees of the Sellers to the Company's Board of Directors; (d) documents from the Sellers requesting the issuance of designated amounts of Preferred Stock to the designees as set forth in Schedule 1 to this Agreement; (e) financial statements required in Item 3.4 of the Disclosure Schedule; (f) any other document reasonably requested by the Company that it deems necessary for the consummation of this transaction; (g) payment to Keating Securities of Three Hundred Twenty Thousand Dollars ($320,000.00 USD) via wire transfer.

                        ARTICLE VI - CONDITIONS PRECEDENT

      6.1 Conditions to Obligations of the Sellers. The obligations of the Sellers shall be subject to fulfillment prior to or at the Closing, of each of the following conditions, subject to the right of the Sellers to waive any such conditions:

            (a) The Company shall have paid all of the costs and expenses of the Company associated with the acquisition of the Sellers Shares by the Company;

            (b) As of the Closing, the Company shall have no assets and no liabilities whatsoever, contingent or otherwise;

            (c) The shares of the Company's Common Stock shall continue to be traded on the Over-the-Counter Bulletin Board, and the Company shall not have received any notification (either oral or written) materially adversely effecting such status;

            (d) Each of the representations and warranties of the Company contained herein shall be true and correct at the time of the Closing Date as if such representations and warranties were made at such time;

            (e) The Company shall have performed or complied with all agreements, terms and conditions required by this Agreement to be performed or complied with by it prior to or at the time of the Closing;

            (f) The Sellers shall be fully satisfied in the exercise of their sole discretion with the results of the investigation and review it conducts (or its representatives conduct), prior to the Closing Date, of the business, properties and/or affairs of the Company;

            (g) The Company shall have complied with Rule 14(f)(1).

      6.2 Conditions to Obligations of the Company. The obligations of the Company shall be subject to fulfillment prior to or at the Closing, of each of the following conditions, subject to the right of the Company to waive any such conditions:

            (a) The Sellers shall have paid the costs and expenses of the Sellers and Fairford associated with the acquisition of the Sellers' Shares by the Company.

            (b) Each of the representations and warranties of the Sellers and of Fairford and the Sellers' designees contained herein shall be true and correct at the time of the Closing Date as if such representations and warranties were made at such time;

            (c) The Sellers shall have performed or complied with all agreements, terms and conditions required by this Agreement to be performed or complied with by them prior to or at the time of the Closing; and

            (d) The Company shall be fully satisfied in the exercise of its sole discretion with the results of the investigation and review conducted by the principals or their agents prior to the Closing Date, of the business, properties or affairs of Ruili.

            (e) The Sellers shall have provided an undertaking that all funds received by Ruili shall be kept in segregated accounts and not commingled with, nor distributed to, any related entities, together with an undertaking from Ruili's accountants that they have been engaged to assist in the preparation of financial statements to be filed by the Company to comply with its reporting requirements pursuant to the Securities Exchange Act of 1934.

            (f) The Sellers shall provide an undertaking to comply with Rules 14(c) and 14(f) of the Securities Exchange Act of 1934 in order to amend the Company's Articles of Incorporation to increase the number of shares of common stock the Company is authorized to issue; to effect a 1-for-15 reverse stock split; to effect a change in the Company's name to SORL Autoparts, Inc.; to convert the Company Preferred Stock issued hereunder to Company Common Stock and within ten (10) days of the Closing to add independent directors and create both an audit as well as a compensation committee in order to fulfill corporate governance standards and requirements of any exchange upon which the Company's securities are listed as well as those set forth by the Sarbannes - Oxley Act of 2002 and the Rules promulgated thereunder.

            (g) The Sellers shall have delivered an opinion of PRC counsel to the satisfaction of the Company and the Shareholder with respect to the legal status of Ruili; the organization, restructuring, and capitalization of Fairford; the business, government licenses and approvals and management of Ruili; the asset acquisition by Fairfold of Ruili and other related matters as more fully set forth in Item 6.2(g) of the Disclosure Schedule.

         6.3 Conditions to Each Party's Obligations. The obligation of each Party to consummate the Exchange contemplated by this Agreement is subject to the satisfaction, at or before the consummation of such Exchange, of each of the following conditions:

            (a) the stockholders of Fairford shall have duly approved the Exchange in accordance with applicable law;

            (b) no action shall have been taken, and no statute, rule, regulation or order shall have been promulgated, enacted, entered, enforced or deemed applicable to the transactions contemplated herein by any federal, state or foreign government or governmental authority or by any court, domestic or foreign, including the entry of a preliminary or permanent injunction, which would (i) make the Exchange illegal, or (ii) if the Exchange is consummated, subject any officer, director or employee of the Company or Fairford to criminal penalties or to civil liability not adequately covered by insurance or enforceable indemnification arrangements maintained by the Company or Fairford;

            (c) no action or proceeding before any court or governmental authority domestic or foreign, by any government or governmental authority or by any other person, domestic or foreign, shall be threatened, instituted or pending which would reasonably be expected to result in any of the consequences referred to in clauses (i) and (ii) of paragraph (c) above; and (d) all transactions contemplated herein shall have become effective.

         6.4 Conduct of Business of the Company. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing Date, the Company agrees to carry on the Company's business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay the debts and taxes of the Company when due, to pay or perform other obligations when due, and, to the extent consistent with such business, use their commercially reasonable efforts consistent with past practice and policies to preserve intact the Company's present business organizations, keep available the services of the Company's present officers and key employees and preserve the Company's relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, all with the goal of preserving unimpaired the Company's goodwill and ongoing businesses at the Closing Date. The Company shall promptly notify the Sellers of any event or occurrence or emergency not in the ordinary course of business of the Company and any material event involving the Company.

         The Company shall not, without the prior written consent of the
Sellers:

                  (a) declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of the Company, or repurchase, redeem or otherwise acquire, directly or indirectly, any shares of the capital stock of the Company (or options, warrants or other rights exercisable therefore);

            (b) issue, grant, deliver or sell or authorize or propose the issuance, grant, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue or purchase any such shares or other convertible securities, or accelerate the vesting of any stock options;

            (c) cause or permit any amendments to its Articles of Incorporation or Bylaws except to the extent required to comply with applicable law;

            (d) acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the Company's business;

            (e) sell, lease, license or otherwise dispose or agree to do the same with respect to any of its material properties or assets;

            (f) incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others;

            (g) grant any loans to others or purchase debt securities of others or amend the terms of any outstanding loan agreement;

            (h) grant any severance or termination pay (i) to any director or officer or (ii) to any other employee;

            (i) adopt any employee benefit plan, or enter into any employment contract, pay or agree to pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates of its employees other than in connection with the regularly scheduled performance reviews of individual employees;

            (j) revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business;

            (k) make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

            (l) enter into any agreement, contract, or commitment;

            (m) change its methods of accounting or change its fiscal year; or

            (n) take, or agree in writing or otherwise to take, any of the actions described in Sections (a) through (m) above, or any other action that would prevent the Company from performing or cause the Company not to perform its covenants hereunder, or any other action not in the ordinary course of the Company's business and consistent with past practice.

         6.5 Conduct of Business of the Ruili. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing Date, Sellers warrant that Ruili will carry on the its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay it's debts and taxes when due, to pay or perform other obligations when due, and, to the extent consistent with such business, use their commercially reasonable efforts consistent with past practice and policies to preserve intact the it's present business organizations, keep available the services of the it's present officers and key employees and preserve the it's relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, all with the goal of preserving unimpaired the it's goodwill and ongoing businesses at the Closing Date. Fairford and Ruili shall promptly notify the Company of any event or occurrence or emergency not in its ordinary course of business and any material event involving Ruili.

         Fairford and Ruili shall not, without the prior written consent of the
Company:

            (a) issue, grant, deliver or sell or authorize or propose the issuance, grant, delivery or sale of, or purchase or propose the purchase of, any shares of its or the Company's capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue or purchase any such shares or other convertible securities;

            (b) acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to Fairford's business;

            (c) sell, lease, license or otherwise dispose or agree to do the same with respect to any of its material properties or assets;

            (d) incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others;

            (e) grant any loans to others or purchase debt securities of others or amend the terms of any outstanding loan agreement;

            (f) adopt any employee benefit plan, or enter into any employment contract, pay or agree to pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates of its employees other than in connection with the regularly scheduled performance reviews of individual employees;

            (g) revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business;

            (h) make or change any material election in respect of taxes, adopt or change any accounting method in respect of taxes, enter into any closing agreement, settle any claim or assessment in respect of taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of taxes;

            (i) enter into any material agreement, contract, or commitment;

            (j) change its methods of accounting or change its fiscal year; or

            (k) take, or agree in writing or otherwise to take, any action not in the ordinary course of the Fairford's business and consistent with past practice.

                    ARTICLE VII - TERMINATION AND RESCISSIION

            7.1 Termination. This Agreement may be, terminated:

            (a) at any time before, or at, Closing by the mutual written agreement of the Sellers and the Company or in the event the Closing does not occur within thirty (30) days of the date of this Agreement;

            (b) at Closing, by a Party if any provision of this Agreement that is applicable to or required to be performed by the other Party shall be materially untrue or fail to be accomplished;

            (c) upon termination of this Agreement for any reason, in accordance with the terms and conditions set forth in this paragraph, each Party shall bear all costs and expenses as that Party has incurred.

      7.2 Rescission. Following the Closing, this Agreement will terminate and the Exchange rescinded in the event ("Event of Default") that the Company fails to file, within the statutory time frame, pursuant to the Securities Exchange Act of 1934 ("Act") a Form 8-K, disclosing this Agreement, including the required financial statements, and the transaction contemplated hereby;

      7.3 Release from Escrow. No Event of Default will occur following the timely filing of a Current Report on Form 8-K or Amendment thereto disclosing the transaction contemplated hereby and containing the required financial statements. Upon the occurrence of the foregoing the Escrow Agent shall deliver the Company Shares to the Sellers and its duties hereunder will be discharged.

      7.4 Procedure. Upon an Event of Default:

            (a) the Company will immediately secure the resignation of its then officers and directors and appoint Kevin R. Keating as the sole member of the Board of Directors;

            (b) the Escrow Agent shall return to the Sellers the Fairford Shares and the Company Preferred Shares and any Company Common Shares issued upon the conversion of the Company Preferred Shares pursuant to the Exchange shall be promptly cancelled;

            (c)the Company will not be required to repay to the Sellers the cash payment of Three Hundred and Twenty Thousand Dollars ($320,000.00 USD) paid in connection with the Exchange and such cash payment shall be deemed to constitute liquidated damages;

                           ARTICLE VIII- MISCELLANEOUS

      8.1 Survival of Representations, Warranties and Agreements. All representations, warranties and statements made by a Party to in this Agreement or in any document or certificate delivered pursuant hereto shall survive the Closing Date. Each of the Parties hereto is executing and carrying out the provisions of this Agreement in reliance upon the representations, warranties and covenants and agreements contained in this agreement or at the closing of the transactions herein provided for and not upon any investigation which it might have made or any representations, warranty, agreement, promise or information, written or oral, made by the other Party or any other person other than as specifically set forth herein.

      8.2 Access to Books and Records. During the course of this transaction through Closing, each Party agrees to make available for inspection all corporate books, records and assets, and otherwise afford to each other and their respective representatives, reasonable access to all documentation and other information concerning the business, financial and legal conditions of each other for the purpose of conducting a due diligence investigation thereof. Such due diligence investigation shall be for the purpose of satisfying each Party as to the business, financial and legal condition of each other for the purpose of determining the desirability of consummating the proposed transaction. The Parties further agree to keep confidential and not use for their own benefit, except in accordance with this Agreement any information or documentation obtained in connection with any such investigation.

      8.3 Further Assurances. If, at any time after the Closing, the Parties hereby mutually agree that any further deeds, assignments or assurances in law or that any other things are necessary, desirable or proper to complete the transactions contemplated hereby in accordance with the terms of this agreement or to vest, perfect or confirm, of record or otherwise, the title to any property or rights of the Parties hereto, the Parties agree that their proper officers and directors shall execute and deliver all such proper deeds, assignments and assurances in law and do all things necessary, desirable or proper to vest, perfect or confirm title to such property or rights and otherwise to carry out the purpose of this Agreement, and that the proper officers and directors the Parties are fully authorized to take any and all such action.

      8.4 Notice. All communications, notices, requests, consents or demands given or required under this Agreement shall be in writing and shall be deemed to have been duly given when delivered to, or received by prepaid registered or certified mail or recognized overnight courier addressed to, or upon receipt of a facsimile sent to, the Party for whom intended, as follows, or to such other address or facsimile number as may be furnished by that Party by notice in the manner provided herein:

      If to the Company:

                  The Enchanted Village, Inc. 936A Beachland
                  Blvd., Suite 13 Vero Beach, FL 32963 Attn: Kevin
                  R. Keating, President

      With a copy to:

                  Bertrand T. Ungar, Esq. Keating Investments, LLC 5251 DTC Parkway, Suite 1090 Greenwood Village, CO 80111-2739

      If to the Sellers to:

                  Ruili Group Ruian Auto Parts Co., Ltd.
                  No. 1169 Yumeng Road
                  Economic Development District
                  Ruian City
                  Zhejiang Province, China

                  Attn: Xiaoping Zhang, Chairman and Chief Executive Officer ,

      With a copy to:

                  David L. Ficksman, Esq.
                  Loeb & Loeb
                  10100 Santa Monica Boulevard, Suite 2200
                  Los Angeles, CA  90067

      8.5 Entire Agreement. This Agreement, the Exhibits and Schedules hereto and any instruments and agreements to be executed pursuant to this Agreement, set forth the entire understanding of the Parties hereto with respect to its subject matter, merges and supersedes all prior and contemporaneous understandings with respect to its subject matter and may not be waived or modified, in whole or in part, except by a writing signed by each of the Parties hereto. No waiver of any provision of this Agreement in any instance shall be deemed to be a waiver of the same or any other provision in any other instance. Failure of any party to enforce any provision of this Agreement shall not be construed as a waiver of its rights under such provision.

      8.6 Successors and Assigns. This Agreement shall be binding upon, enforceable against and inure to the benefit of, the Parties hereto and their respective heirs, administrators, executors, personal representatives, successors and assigns, and nothing herein is intended to confer any right, remedy or benefit upon any other person. This Agreement may not be assigned by any Party hereto except with the prior written consent of the other Parties, which consent shall not be unreasonably withheld.

      8.7 Governing Law. This Agreement shall in all respects be governed by and construed in accordance with the laws of Colorado that are applicable to agreements made and fully to be performed in such state, without giving effect to conflicts of law principles.

      8.8 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      8.9 Construction. Headings contained in this Agreement are for convenience only and shall not be used in the interpretation of this Agreement. References herein to Articles, Sections and Exhibits are to the articles, sections and exhibits, respectively, of this Agreement. The Schedules hereto are hereby incorporated herein by reference and made a part of this Agreement. As used herein, the singular includes the plural, and the masculine, feminine and neuter gender each includes the others where the context so indicates.

      8.10 Severability. If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, this Agreement shall be interpreted and enforceable as if such provision were severed or limited, but only to the extent necessary to render such provision and this Agreement enforceable.

      8.11 Arbitration. Any controversy arising out of, connected to, or relating to any matters herein of the transactions with the Parties hereto on behalf of the undersigned, or this Agreement, or the breach thereof, including, but not limited to any claims of violations of federal and/or state securities laws, banking statutes, consumer protection statutes, federal and/or state anti-racketeering (e.g. RICO) claims as well as any common law claims and any state law claims of fraud, negligence, negligent misrepresentations, and/or conversion, or the laws of any territory, country or jurisdiction, shall be settled by arbitration; and in accordance with this paragraph any judgment on the arbitrator's award may be entered in any court having jurisdiction thereof. In the event of such a dispute, each party agrees to arbitration conducted through the auspices of American Arbitration Association. Venue for any action shall lie in Denver, Colorado.

      8.12 Antidilution. Fairford will provide an undertaking that for a period of twelve (12) months from the Closing, the Company will not issue any additional shares of Company Preferred or Company Common Stock convertible into or representing more than ten percent (10%) of the outstanding shares of Common Stock of the Company to consultants and/or insiders. Notwithstanding the foregoing, the Company shall be permitted to issue any number of its shares of Common Stock in connection with management or employee compensation plans, with a private or public offering of Company Common Stock for the purpose of raising additional capital or in connection with the acquisition of real property or strategic transactions consistent with its plan of, operations or in connection with a merger or acquisition.

      8.13 Reporting Requirements. The Company will file such reports as required under the Securities Exchange Act for the Exchange, including the resignation of Kevin R. Keating as an officer and director, and such matters as required under Form 8-K or other applicable form, with the United States Securities and Exchange Commission, as well as any applicable state securities commissions.

      8.14 Officers and Directors of the Company. At Effective Date of the Share Exchange, the directors of the Company shall cause the election of the individuals named on Item 8.14 of the Disclosure Schedule to serve as directors of the Company and, together with all the officers of the Corporation, shall resign from all their respective offices and directorships with the Company, provided that such designees have completed and delivered to the Company Officer and Director Questionnaires no later that five (5) business days prior to the Closing. The newly elected directors shall then cause the individuals named on Schedule 8.14 to be elected to the offices set forth beside their respective names on such Schedule.

      8.15 Confidentiality; Public Disclosure. Each of the parties hereto hereby agrees that the information obtained pursuant to the negotiation and execution of this Agreement shall be treated as confidential and not be disclosed to third parties who are not agents of one of the Parties to this Agreement.

      8.16 Notification of Certain Matters. Each Party shall give prompt notice to the other of (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of such party contained in this Agreement to be untrue or inaccurate and (ii) any failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section shall not limit or otherwise affect any remedies available to the party receiving such notice. Further, disclosure pursuant to this Section shall not be deemed to amend or supplement the Schedules hereto or prevent or cure any misrepresentations, breach of warranty or breach of covenant.

      8.17 Currency. The parties hereto agree that all monetary amounts set forth herein are referenced in United States dollars, unless otherwise stated.

      8.18 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

      8.19 Delivery of Schedules. As soon as possible after the execution of this Agreement, Seller will deliver to the Company all Schedules required pursuant to Article III.

                             [Signatures to Follow]

      IN WITNESS WHEREOF, each of the Parties hereto has executed this Agreement as of the date first set forth above.

THE ENCHANTED VILLAGE, INC.

By: _______________________________
    Kevin R. Keating, President


PRINCIPAL SHAREHOLDER

Keating Reverse Merger Fund, LLC

By: _______________________________
    Timothy J. Keating, Managing Member


SELLER

By: _______________________________
    Xiaoping Zhang


SELLER

By: _______________________________
    Xiafeng Zhang


SELLER

By: _______________________________
    Shuping Chi


FAIRFORD HOLDINGS LIMITED

By: _______________________________
    Xiaoping Zhang,
    Chairman of the Board and Chief Executive Officer

                                   SCHEDULE I

                             SELLERS' IDENTIFICATION

                             Allocation
                                 of        Number of      Convertible
Seller's and Designee's       Fairford   Company Prefer  into Company
Name And Address               Shares        Shares      Common Shares
----------------               ------        ------      -------------
Xiaoping Zhang                   800         701538        136312992
Xiaofeng Zhang                   100          87692         17039124
Shuping Chi                      100          87692         17039124
Xiaochun Zhang                     0          20513          3985760
Fenglian Chen                      0          15385          2989320
Chunqing Lin                       0          15385          2989320
Yahua Zhang                        0           2564           498220
Xiumei Wang                        0           5128           996440
Bizhu Lei                          0           7692          1494660
Novell Partners Limited            0          30769          5978640
FirstAllance Financial Group,Inc   0          25641          4982200
                                ----        -------        ---------
             Total              1000        1000000        194305800
                                ====        =======        =========

                                    ITEM 2.3
                              REGISTRATION RIGHTS

                                    ITEM 2.4

                         FINANCIAL STATEMENTS (Company)

                                See SEC Filings

                                    ITEM 2.16

                                    BROKERS

                                    ITEM 3.1

                                  SUBSIDIARIES

                                    ITEM 3.4

                         FINANCIAL STATEMENTS (Sellers')

                                    ITEM 3.5
                              MATERIAL LIABILITIES

                                    ITEM 3.7

                            MATERIAL AGREEMENTS, ETC.

                                    ITEM 3.11

                                LITIGATION, ETC.

                                    ITEM 3.23

                                   INSURANCE

                                    ITEM 8.14

                                   DIRECTORS


                                       10